Exhibit 10.1

$1,300,000,000

SEAGATE HDD CAYMAN

3.50% EXCHANGEABLE SENIOR NOTES DUE 2028

PURCHASE AGREEMENT

September 7, 2023

September 7, 2023

Morgan Stanley & Co. LLC

As Representative of the several

Initial Purchasers named in

Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative” or “you”), $1,300,000,000 principal amount of its 3.50% Exchangeable Senior Notes due 2028 (the “Firm Notes”) to be issued pursuant to the provisions of an Indenture, to be dated on or about September 13, 2023 (the “Indenture”) among the Issuer, the Guarantors (as defined below) and Computershare Trust Company, National Association, as Trustee (in such capacity, the “Trustee”). The Issuer also proposes to issue and sell to the Initial Purchasers not more than an additional $200,000,000 principal amount of its 3.50% Exchangeable Senior Notes due 2028 (the “Additional Notes”) if and to the extent that you, as Representative, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such Additional Notes granted to the Initial Purchasers in Section 2 hereof. The Firm Notes and the Additional Notes will be unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by Seagate Technology Holdings public limited company, a public limited company incorporated under the laws of Ireland (the “Company”) and Seagate Technology Unlimited Company, an unlimited company incorporated under the laws of Ireland (“STX Unlimited” and together with the Company, the “Guarantors”). The Firm Notes, together with the Guarantees thereof, are herein referred to as the “Firm Securities” and the Additional Notes, together with the Guarantees thereof, are herein referred to as the “Additional Securities”. The Firm Notes and the Additional Notes are herein referred to as the “Notes”, and the Firm Securities and the Additional Securities are herein referred to as the “Securities”. The Securities will be exchangeable for cash up to the aggregate principal amount of such Securities and cash, ordinary shares, par value $0.00001 per share of the Company (the “Ordinary Shares”) (the “Underlying Securities”) or a combination of cash and Underlying Securities, at the Issuer’s election, in respect of the remainder, if any, of the Issuer’s exchange obligation in excess of the aggregate principal amount of the Securities being exchanged, in accordance with the terms of the Indenture.

In connection with the offering of the Firm Securities, the Issuer and the Company are entering into capped call transactions with one or more of the Initial Purchasers or their affiliates and/or other financial institutions (the “Option Counterparties”) pursuant to one or more capped call confirmations (the “Base Capped Call Confirmations”), each dated the date hereof, and in connection with the exercise by the Initial Purchasers of their option to purchase Additional Securities, the Issuer, the Company and the Option Counterparties may enter into one or more additional capped call transactions pursuant to one or more additional capped call confirmations, each dated the date on which the Initial Purchasers exercise their option to purchase such Additional Securities (the “Additional Capped Call Confirmations” and, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”).

In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Issuer and the Guarantors. For purposes of this Agreement (this “Agreement”), “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum; “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. Each of the Issuer and each of the Guarantors, jointly and severally, represent and warrant to, and agree with, you that:

(a) The Time of Sale Memorandum does not contain, and (x) at the time of first sale of the Securities and (y) at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Issuer or the Guarantors, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any Additional Written Offering Communication prepared, used or referred to by the Issuer or the Guarantors, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any General Solicitation that is not an Additional Written Offering Communication, made by the Issuer or any Guarantor or by an Initial Purchaser with the consent of the Issuer and the Guarantors, when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Preliminary Memorandum as of its date did not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to any Initial Purchaser furnished to a Guarantor or the Issuer in writing by such Initial Purchaser through you expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, neither the Guarantors nor the Issuer have prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The Company has been duly incorporated, is validly existing as a public limited company under the laws of Ireland, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and, except in jurisdictions in which “good standing” is not a recognized concept, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company or other similar entity under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing, except in jurisdictions in which “good standing” is not a recognized concept, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except for directors’ qualifying shares) is directly or indirectly owned by the Company, free and clear of all liens, encumbrances, equities or claims (each, a “Lien”), except for Liens as described in the Time of Sale Memorandum and the Final Memorandum.

(e) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

(f) The authorized share capital of the Company conforms, as to legal matters, to the description thereof contained in the Time of Sale Memorandum.

(g) The Ordinary Shares outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable, conform to the description thereof contained in the Time of Sale Memorandum and the Final Memorandum and were issued in compliance with applicable U.S. federal and state securities laws and applicable securities laws of Ireland and not in violation of any preemptive right, right of first refusal or similar right.

(h) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued and the Notes will conform in all material respects to the descriptions thereof in each of the Time of Sale Memorandum and the Final Memorandum.

(i) A number of Ordinary Shares equal to the product of (x) the number of Notes (assuming the Initial Purchasers exercise their option to purchase Additional Notes in full) and (y) the Exchange Rate (as such term is defined in the Indenture) for the Notes (including the maximum number of additional Ordinary Shares by which the Exchange Rate (as such term is defined in the Indenture) for the Notes may be increased upon exchange in connection with a Make-Whole Fundamental Change or a Notice of Redemption (as each such term is defined in the Indenture)) (the “Maximum Number of Ordinary Shares”) will have been duly authorized and reserved for issuance by the Company and, when and to the extent issued upon exchange of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Maximum Number of Ordinary Shares will not be subject to any preemptive or similar rights and will not be subject to calls for any additional payments.

(j) The Guarantees contained in the Indenture have been, or will be as of the Closing Date, duly authorized by the Guarantors, and when the Notes are executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, each Guarantee will be the valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(k) The execution and delivery by the Issuer and the Guarantors of, and the performance by the Issuer and the Guarantors of their respective obligations, if any, under this Agreement, the Capped Call Confirmations and the Indenture (collectively, the “Transaction Documents”) and the Securities (including, without limitation, the issuance and delivery of the Maximum Number of Ordinary Shares upon exchange of the Securities) will not contravene the memorandum and articles of association, constitution, charter, by-laws or other organizational documents of the Issuer or the Guarantors or any agreement or other instrument binding upon the Issuer or the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for such contraventions of applicable law or judgments that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Issuer and the Guarantors to perform their respective obligations under the Transaction Documents or the Securities) or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound; no consent, approval, authorization, filing or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer or the Guarantors of their respective obligations under the Transaction Documents or the Securities (including, without limitation, the issuance and delivery of the Maximum Number of Ordinary Shares upon exchange of the Securities), except such as (i) may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Securities, (ii) the failure of which to obtain would not reasonably be expected to have a material adverse effect on the power or ability of the Issuer or the Guarantors to perform their respective obligations under the Transaction Documents and the Securities, or (iii) may be required under Irish law, namely the filing of a Form B5 in the Irish Companies Registration Office in connection with the issuance of Ordinary Shares by the Company upon exchange of the Securities.

(l) The Indenture has been duly authorized by the Issuer and the Guarantors, and when duly executed and delivered by the Issuer and the Guarantors, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(m) There has been no material adverse change, nor to the knowledge of the Company, any development involving a prospective material adverse change, in the financial condition or in the earnings, business affairs or management of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business from that set forth in or contemplated by the Time of Sale Memorandum.

(n) Other than as described in the Time of Sale Memorandum and the Final Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a Material Adverse Effect or a material adverse effect on the power or ability of the Issuer or the Guarantors to perform their respective obligations under the Transaction Documents or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum (including, without limitation, the issuance and delivery of the Maximum Number of Ordinary Shares upon exchange of the Securities).

(o) The financial statements included or incorporated by reference in the Time of Sale Memorandum present fairly in all material respects the financial position of the entities purported to be covered as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein).

(p) Neither of the Guarantors nor the Issuer is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum and after giving effect to the transactions contemplated by the Capped Call Confirmations will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its subsidiaries are in compliance with any and all applicable non-U.S. and U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(r) Except as described in the Time of Sale Memorandum and the Final Memorandum, there are no costs, obligations or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(s) Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee or any agent of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money or anything else of value, directly or indirectly, to a “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(t) The operations of the Company and its subsidiaries are and have been conducted in material compliance with all applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws that would reasonably be expected to have a Material Adverse Effect is pending or, to the knowledge of the Company, threatened.

(u) Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee or agent of the Company or of any of its subsidiaries, is, or is owned or controlled by an individual or entity (“Person”) that is: currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or His Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria) and the Company, including its subsidiaries, represents and warrants that it will not, directly or indirectly, use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary or other Person, to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions. Notwithstanding the foregoing, the representations and warranties set out in this Section 1(u) above are only sought and given for the benefit of an Initial Purchaser if and to the extent that doing so would be permissible for such Initial Purchaser pursuant to Council Regulation (EC) No 2271/1996, including as it forms part of the UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

(v) Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) neither the Company nor any of its subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Issuer nor any of the Guarantors has purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, capital stock or long-term debt of the Company and its subsidiaries, except in the case of each of (i), (ii), and (iii) above, as described in, or contemplated by, each of the Time of Sale Memorandum and the Final Memorandum.

(w) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens, except such as are described in the Time of Sale Memorandum and the Final Memorandum or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Memorandum and the Final Memorandum.

(x) Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company and its subsidiaries own or possess a valid right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property currently employed by them in connection with the operation of the business as currently operated by them, and neither the Company nor any of its subsidiaries, to the knowledge of the Company, has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(y) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect; and (ii) to the knowledge of the Company neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source

Software in any manner that requires (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or technology owned by the Company or any of its subsidiaries and intended to be kept as proprietary software or (B) any software code or other technology owned by the Company or any of its subsidiaries and intended to be kept as proprietary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except as would not reasonably be expected to result in a Material Adverse Effect.

(z) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all of their internal and external privacy policies, contractual obligations relating to privacy, data protection, or information security, and applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to privacy, data protection, and information security with respect to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household or sensitive data considered “personal information” or “personal data” under applicable laws and regulations (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of or complaint regarding the non-compliance of the Company or any of its subsidiaries with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened in writing against the Company or its subsidiaries alleging non-compliance with any Data Security Obligation.

(aa) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries have taken reasonable technical and organizational measures to protect the information technology systems and Data in their possession, or otherwise in their administrative control, and used in connection with the operation of the Company’s and its subsidiaries’ businesses, including reasonable efforts to establish and maintain, and having established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach of and unauthorized destruction, loss, and unauthorized distribution, use, access, disablement, misappropriation or modification of any such information technology system or Data (“Breach”) and (ii) to the Company’s knowledge, there has been no such Breach, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(bb) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Preliminary Memorandum and the Final Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries, except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves have been created in the financial statements of the Company.

(cc) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum and the Final Memorandum, or, to the knowledge of the Company, is imminent.

(dd) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, other than as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.

(ee) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses except such as the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor, to the knowledge of the Company, any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.

(ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Each periodic report containing financial statements filed with the Commission by the Company since July 1, 2023, pursuant to Section 13(a) of the Exchange Act complied with the requirements of such section and the information in such reports fairly presented, in all material respects, the financial condition and results of operations of the Company, as of the date of each such filing.

(hh) Neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any person acting on its or their behalf, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of Morgan Stanley & Co. LLC, or offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act (provided that no representation is made with respect to any Initial Purchaser).

(ii) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 7 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(jj) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(kk) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll) Under the current laws and regulations of Ireland, all dividends and other distributions declared and payable on the Underlying Securities and all payments with respect to the Securities, in each case, in cash, may be freely remitted out of Ireland and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Ireland; and except as disclosed in each of the Time of Sale Memorandum and the Final Memorandum, all dividends and other distributions on the Underlying Securities and all payments and deliveries on account of the Securities will not be subject to withholding under the laws and regulations of Ireland.

(mm) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Initial Purchasers, the Guarantors, the Issuer or any of its subsidiaries in Ireland or the Cayman Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of the Transaction Documents, (ii) the creation, allotment and issuance of the Notes, (iii) the sale and delivery of the Notes to the Initial Purchasers or purchasers procured by the Initial Purchasers, (iv) the resale and delivery of the Securities by the Initial Purchasers in the manner contemplated herein and (v) the issuance or delivery of the Maximum Number of Ordinary Shares upon exchange of the Notes.

(nn) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(oo) Each Transaction Document is in proper form under the laws of Ireland for the enforcement thereof against the Issuer or any Guarantor, as applicable, and to ensure the legality, validity, enforceability or admissibility into evidence in Ireland of each Transaction Document.

(pp) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Ireland. The irrevocable and unconditional waiver and agreement of the Issuer and the Guarantors contained in Section 15 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Ireland.

(qq) Each Base Capped Call Confirmation has been, and each Additional Capped Call Confirmation on the date of its execution will have been, duly authorized, executed and delivered by the Issuer and the Company, and constitutes, or will constitute, as the case may be, a valid and binding agreement of the Issuer and the Company, respectively, enforceable against the Issuer and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(rr) The Capped Call Confirmations will conform in all material respects to the descriptions thereof in each of the Time of Sale Memorandum and the Final Memorandum.

2. Agreements to Sell and Purchase. The Issuer hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.375% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date (as defined in Section 4 hereof).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Issuer agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $200,000,000 principal amount of Additional Securities at the Purchase Price, plus accrued interest, if any, to the date of payment and delivery. You may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice to the Company; provided that in no event shall the Additional Securities be issued on a date that is later than the last day in the 13-day period beginning on, and including, the Closing Date. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering and distribution of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

3. Terms of Offering. You have advised the Issuer that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Issuer in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on September 7, 2023 or at such other time on the same or such other date, not more than five business days after the foregoing date, as may be mutually agreed upon by the Issuer and you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Issuer in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the last day in the 13-day period beginning on, and including, the Closing Date, as shall be designated in writing by the Representative.

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

All payments by the Issuer or the Guarantors, as applicable, to an Initial Purchaser under this Agreement shall be made without withholding or deduction of any present or future Irish or Cayman taxes, duties or governmental charges of any kind, unless that withholding or deduction is required by law. If the Issuer or Guarantor, as applicable, is required to deduct or withhold from a payment to an Initial Purchaser any such tax, duty or governmental charge, or if such tax, duty or governmental charge is required to be paid by an Initial Purchaser in connection with this Agreement (excluding income taxes imposed on the overall net income of an Initial Purchaser in the ordinary course of its business), the Issuer or Guarantor, as applicable, agrees to pay to the relevant Initial Purchaser such additional amounts as shall be required so that the net amount received by such Initial Purchaser after such deduction, withholding or payment shall equal the amount that would have been received by such Initial Purchaser had no such deduction, withholding or payment been made.

All payments by the Issuer to an Initial Purchaser under the Capped Call Confirmations shall be made without withholding or deduction of any present or future Irish or Cayman taxes, duties or governmental charges of any kind, unless that withholding or deduction is required by law.

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Time of Sale Memorandum as of the date of this Agreement that, in the Initial Purchasers’ judgment, is material and adverse and that makes it, in the Initial Purchasers’ judgment, impracticable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that, to such officer’s knowledge after due inquiry, the representations and warranties of the Issuer and the Guarantors contained in this Agreement that are qualified as to materiality or material adverse effect are true and correct, and those not so qualified are true and correct in all material respects, as of such date; and each of the Issuer and each Guarantor has complied in all material respects with all of the agreements and has satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before such date.

(c) The Initial Purchasers shall have received on the Closing Date an opinion of Ropes & Gray LLP, outside U.S. counsel for the Issuer and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit C-1 and a disclosure letter of Ropes & Gray LLP, dated the Closing Date, to the effect set forth in Exhibit C-2. Such opinion and letter shall be rendered to the Initial Purchasers at the request of the Issuer and the Guarantors and shall so state therein.

(d) The Initial Purchasers shall have received on the Closing Date an opinion of each of (x) Maples and Calder (Cayman) LLP, outside Cayman Islands counsel for the Issuer, dated the Closing Date, to the effect set forth in Exhibit D, (y) Arthur Cox LLP, outside Irish counsel for the Guarantors, dated the Closing Date, to the effect set forth in Exhibit E, and (z) Katherine E. Schuelke, Senior Vice President, Chief Legal Officer and Corporate Secretary, dated the Closing Date to the effect set forth in Exhibit F.

(e) The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Initial Purchasers, dated the Closing Date, and a disclosure letter of Davis Polk & Wardwell LLP, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

(f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date that is two business days prior to the Closing Date.

The “lock up” agreements, each substantially in the form of Exhibit B hereto, between the Representative and the executive officers and directors of the Company relating to restrictions on sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

As of the Closing Date, a number of Ordinary Shares equal to the Maximum Number of Ordinary Shares shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Ropes & Gray LLP, outside U.S. counsel for the Issuer and the Guarantors, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of each of (x) Maples and Calder (Cayman) LLP, outside Cayman Islands counsel for the Issuer, dated the Option Closing Date, (y) Arthur Cox LLP, outside Irish counsel for the Guarantors, dated the Option Closing Date, and (z) Katherine E. Schuelke, Senior Vice President, Chief Legal Officer and Corporate Secretary, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(d) hereof;

(iv) an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Initial Purchasers, dated the Closing Date, and a disclosure letter of Davis Polk & Wardwell LLP, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchasers, Ernst & Young LLP, independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

6. Covenants of the Issuer and the Guarantors. The Issuer and each of the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed Additional Written Offering Communication (other than those identified on Schedule II hereto) to be prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors and not to use or refer to any such proposed Additional Written Offering Communication to which you reasonably object.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that nothing contained herein shall require the Company or any of its subsidiaries to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under the Transaction Documents, including: the fees, disbursements and expenses of counsel to the Issuer and the Guarantors and accountants of the Issuer and the Guarantors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and disbursements shall not exceed $5,000, any fees charged by rating agencies for the rating of the Securities, the costs and charges of the Trustee and any transfer agent, registrar or depositary, the cost of the preparation, issuance and delivery of the Securities, the fees and expenses incurred in connection with the listing of the Maximum Number of Ordinary Shares deliverable upon the exchange of the Securities on the Nasdaq Global Select Market, the costs and expenses of the Issuer and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuer and the Guarantors, the travel and lodging expenses of the representatives and officers of the Issuer and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show, the document production charges and expenses associated with printing this Agreement and all other costs and expenses incident to the performance of the obligations of the Issuer and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, their expenses in connection with any road show (including travel and lodging), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i) To furnish you with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without your prior written consent.

While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(j) During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not, and will not permit any of its subsidiaries to, and it will use its commercially reasonable efforts to not permit any of its other affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(k) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities or Underlying Securities contemplated hereby.

(l) The Company will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers to the extent required, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.

(m) The Company will use its best efforts to effect and maintain the listing of the Maximum Number of Ordinary Shares on the Nasdaq Global Select Market.

(n) The Company will reserve and keep available at all times, free of preemptive rights, the Maximum Number of Ordinary Shares.

Each of the Issuer and each Guarantor also agree that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Initial Purchasers, it will not, and the Company agrees that it will not permit any of its subsidiaries to, publicly disclose an intention to, during the period ending 60 days after the date of the Final Memorandum (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement or the issuance of any Underlying Securities upon exchange thereof, (B) the issuance by the Company of any Ordinary Shares upon the exercise of an option or warrant, the settlement of restricted stock units or the conversion of a security outstanding on the date hereof described in each of the Time of Sale Memorandum and the Final Memorandum, (C) the entry into, exercise of rights under, performance of obligations under, consummation of the transactions contemplated by and termination of, the Capped Call Confirmations, (D) grants of stock options, stock awards, restricted stock awards, restricted stock units or other equity awards and the issuance of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of an equity compensation plan in effect on the date hereof and described in the Time of Sale Memorandum and the Final Memorandum, or (E) the entry into an agreement providing for the issuance of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, and the issuance of any such securities pursuant to such an agreement, in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit or equity-based compensation plan or agreement assumed by the Company or any of its subsidiaries in connection with such acquisition, or (y) joint ventures, licensing arrangements, commercial relationships or other strategic transactions; provided that the aggregate number of shares of Ordinary Shares issued or issuable pursuant to this clause (E) shall not exceed five percent (5%) of the Maximum Number of Ordinary Shares that may be issued pursuant to this Agreement and provided further that the Company shall cause each recipient of such shares to execute and deliver to the Representative, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit B hereto.

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Issuer and the Guarantors that it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Issuer and the Guarantors or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and it will sell such Securities only to persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Time of Sale Memorandum and the Final Memorandum under the caption “Transfer Restrictions.”

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuer and the Guarantors that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii) the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv) such Initial Purchaser, in relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Securities to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and in respect of the UK The Prospectus (Amendment etc.) (EU Exit) Regulations 2019; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This offering memorandum has been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This offering memorandum is not a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

(v) such Initial Purchaser has represented and agreed (A) that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act is complied with or does not apply to the Company and (B) it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the UK; and

(vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.

The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Indenture, to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.

Each Initial Purchaser, severally and not jointly, agrees not to use any Additional Written Offering Communication other than those approved by the Company in advance in writing or those that, if this offering of Securities were registered under the Securities Act, would not result in the Company being required to file with the Commission under Rule 433(d) such Additional Written Offering Communication as a free writing prospectus prepared by or on behalf of such Initial Purchaser that otherwise would not be required to be so filed by the Company, but for the action of the Initial Purchaser.

In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuer and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsels for the Issuer, the Guarantors and the Initial Purchasers may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 7, and each Initial Purchaser hereby consents to such reliance.

8. Indemnity and Contribution. (a) The Issuer and the Guarantors agree to jointly and severally indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred as they are incurred in connection with defending or investigating any such action or claim (whether or not pending or threatened, whether or not brought by a third party, the Initial Purchasers, any affiliate of the Initial Purchasers, security holders, creditors or other persons) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors, any General Solicitation made by the Issuer and the Guarantors, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors and their respective directors, their respective officers and each person, if any, who controls the Issuer or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors in accordance with Section 6(c), any General Solicitation set forth in Schedule II hereto, or the Final Memorandum or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of, an indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, (i) shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the Guarantors and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Issuer and the Guarantors agree to jointly and severally indemnify and hold harmless each Initial Purchaser against any documentary, stamp, issuance, transfer, registration, documentary or other similar tax, including any interest and penalties, on the creation, issuance, sale and resale of the Securities, on the execution and delivery of this Agreement and any other Transaction Document (excluding the Capped Call Confirmations), and the consummation of the transactions contemplated hereby. The Issuer agrees to indemnify and hold harmless each Initial Purchaser against any documentary, stamp, issuance, transfer, registration, documentary or other similar tax, including any interest and penalties, on the Capped Call Confirmations.

(f) The Issuer and the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuer and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Issuer, the Guarantors, their officers or directors or any person controlling the Issuer or the Guarantors, and acceptance of and payment for any of the Securities.

9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date, or any Option Closing Date, as the case may be, trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Guarantors for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Issuer or the Guarantors. In any such case either you or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Issuer or a Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer or a Guarantor shall be unable to perform its obligations under this Agreement, the Issuer and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Issuer, the Guarantors and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering of the Securities, and the purchase and sale of the Securities.

(a) The Issuer and the Guarantors acknowledge that in connection with the offering of the Securities: the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Issuer, the Guarantors or any other person, the Initial Purchasers owe the Issuer and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and the Initial Purchasers may have interests that differ from those of the Issuer and the Guarantors. The Issuer and each of the Guarantors waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any subsequent purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Consent to Jurisdiction; Appointment of Agent for Service of Process. The Issuer and the Guarantors, jointly and severally, agree that:

(a) Any suit, action or proceeding against the Issuer or any Guarantor arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Issuer and each Guarantor each irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and each Guarantor each irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or a Guarantor and may be enforced in any court to the jurisdiction of which the Issuer or a Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or a Guarantor in the manner provided by this Section 15.

(b) The Issuer and each Guarantor hereby appoint Seagate Technology (US) Holdings, Inc., as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Authorized Agent hereby accepts such appointment and agrees to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors. Notwithstanding the foregoing, any action involving the Issuer or a Guarantor arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

(c) Any action, suit or proceeding brought by the Issuer and/or a Guarantor against the Initial Purchasers arising out of or based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and the Issuer and the Guarantors shall not initiate or seek to initiate, in any other jurisdiction other than in such New York courts, any action, suit or proceeding against the Initial Purchasers arising out of or based upon this Agreement and the transactions contemplated herein. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by the Initial Purchasers in respect of this Agreement and any transaction contemplated herein, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by the Issuer and the Guarantors hereunder to the jurisdiction of such New York courts or the designation, pursuant to this Section 15, of the laws of the State of New York as the law applicable to this Agreement.

(d) The provisions of this Section 15 shall survive any termination or cancellation of this Agreement.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Issuer and the Guarantors with respect to any sum due from it to any Initial Purchaser or any person controlling any Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Initial Purchaser or controlling person of any sum in such other currency, and only to the extent that such Initial Purchaser or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Initial Purchaser or controlling person hereunder, the Issuer and the Guarantors, jointly and severally, agree as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser or controlling person hereunder, such Initial Purchaser or controlling person agrees to pay to the Issuer and Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser or controlling person hereunder.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to Morgan Stanley & Co., LLC at 1585 Broadway, Floor 29, New York, New York 10036, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department; if to the Issuer, the Guarantors or the Authorized Agent shall be delivered, mailed or sent to it at 47488 Kato Road, Fremont, California 94538, Attention: Katherine E. Schuelke, Senior Vice President, Chief Legal Officer and Corporate Secretary.

19. WAIVER OF JURY TRIAL. YOU, ON THE ONE HAND, AND THE ISSUER AND THE GUARANTORS (ON THEIR OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF THEIR RESPECTIVE SHAREHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS DEALER MANAGERS OR YOUR ROLE IN CONNECTION HEREWITH.

20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. UK Bail-In Legislation. As used in this Section 21 below:

(i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); (ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; (iii) “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; and (iv) “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

Notwithstanding and to the exclusion of any other terms of this Agreement or any other agreements, arrangements or understanding between the UK Financial Institution and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by: (i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Financial Institution to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Company or another person, and the issue to or conferral of the

Company of such shares, securities or obligations; (C) the cancellation of the UK Bail-in Liability; and (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

SEAGATE HDD CAYMAN, as Issuer

By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Chief Financial Officer

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY, as Guarantor

By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer

SEAGATE TECHNOLOGY UNLIMITED COMPANY, as Guarantor

By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer of Seagate Technology plc and Authorized Signatory

[Purchase Agreement Signature Page]

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

Acting severally on behalf of itself and the several Initial Purchasers named in Schedule I hereto.

By:Morgan Stanley & Co. LLC

By:	/s/ Taylor Henricks
Name: Taylor Henricks
Title: Managing Director

[Purchase Agreement Signature Page]

SCHEDULE I

Initial Purchasers	Principal Amount of Firm Securities to be Purchased
Morgan Stanley & Co. LLC	$448,370,000
BofA Securities, Inc.	$164,320,000
Wells Fargo Securities, LLC	$127,010,000
Scotia Capital (USA) Inc.	$119,600,000
MUFG Securities Americas Inc.	$127,010,000
BNP Paribas Securities Corp.	$74,750,000
Jefferies LLC	$74,750,000
DBS Bank Ltd.	$74,750,000
Academy Securities, Inc.	$22,360,000
Capital One Securities, Inc.	$22,360,000
ICBC Standard Bank Plc	$22,360,000
U.S. Bancorp Investments, Inc.	$22,360,000

Total:	$1,300,000,000

SCHEDULE II

Permitted Communications

Permitted Additional Written Offering Communications

1. Pricing Term Sheet dated September 7, 2023, attached as Exhibit A hereto

Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above

None.

EXHIBIT A

PRICING TERM SHEET

[ATTACHED]

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

September [•], 2023

Morgan Stanley & Co. LLC

As Representative of the several

Initial Purchasers referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and each of Seagate Technology Holdings public limited company, a public limited company incorporated under the laws of Ireland (the “Company”) and Seagate Technology Unlimited Company, an unlimited company incorporated under the laws of Ireland (“STX Unlimited” and together with the Company, the “Guarantors”), providing for the offering (the “Offering”) by the several Initial Purchasers, including Morgan Stanley (the “Initial Purchasers”), of its Exchangeable Senior Notes due 2028 (the “Securities”). The Securities will be exchangeable for cash up to the aggregate principal amount of such Securities and cash, ordinary shares, par value $0.00001 per share, of the Company (the “Ordinary Shares”) or a combination of cash and Ordinary Shares, at the Issuer’s election, in respect of the remainder, if any, of the Issuer’s exchange obligation in excess of the aggregate principal amount of the Securities being exchanged, in accordance with the terms of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final offering memorandum (the “Restricted Period”) relating to the Offering

(the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing sentence shall not apply to:

(a)	transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Offering;

(b)

transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution in a transaction not involving a disposition for value;

(c)

transfers or dispositions of shares of Ordinary Shares or other securities to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(d)

transfers or dispositions of shares of Ordinary Shares or other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(e)

transfers or dispositions of shares of Ordinary Shares or other securities (i) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or (ii) by operation of law pursuant to a domestic order or negotiated divorce settlement; or

(f)

if the undersigned is an entity, (i) transfers or dispositions of shares of Ordinary Shares or other securities to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned, in a transaction not involving a disposition for value or (ii) distributions of shares of Ordinary Shares or other securities to partners, members, stockholders, beneficiaries or other equity holders of the undersigned in a transaction not involving a disposition for value;

provided that in the case of any transfer or distribution (i) pursuant to clause (b), (c), (d), (e), or (f), each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement unless prohibited by an order of a court and (ii) pursuant to clause (a), (b), (c), (d), (e), or (f), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period (other than, if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, in the case of a transfer or other disposition pursuant to clauses (b), (c), (d) or (e) above, any Form 5 required to be filed under the Exchange Act, or in the case of a transfer or other disposition pursuant to clauses (b) or (e) above, any Form 4 required to be filed under the Exchange Act provided that such Form 4 shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in (b) or (e) above, as the case may be);

(g)

transfers or dispositions of shares of Ordinary Shares or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (f) above; provided that any such shares of Ordinary Shares shall be subject to the terms of this agreement;

(h)

(i) the establishment of or amendment to a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (x) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period or (ii) any transactions effected pursuant to a Rule 10b5-1 Plan established prior to the date of this agreement; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transaction, such announcement or filing shall include a statement to the effect that such transfer of shares of Ordinary Shares was made under such plan;

(i)

(i) the receipt by the undersigned from the Company of shares of Ordinary Shares upon the exercise of any options, or the settlement of any other equity-based award, granted under an employee benefit or equity compensation plan or agreement described in each of the Time of Sale Memorandum and the Final Memorandum; provided that any such shares of Ordinary Shares received by the undersigned shall be subject to the terms of this agreement, or (ii) the withholding by, or transfer to, the Company of shares of Ordinary Shares in connection with the vesting or settlement of any equity-based award or the exercise of any options, which are described in each of the Time of Sale Memorandum and the Final Memorandum, to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise, whether by means of a “cashless exercise,” “net exercise” or otherwise) so long as such “cashless exercise,” “net exercise” or settlement is effected solely by the surrender of outstanding options or other equity-based awards (or the Ordinary Shares issuable upon the exercise or settlement thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax obligations, but for the avoidance of doubt, excluding all methods of exercise or settlement that would involve a sale other than to the Company of any shares of Ordinary Shares relating to options or other equity-based awards, whether to cover the applicable exercise price and/or withholding tax obligations or otherwise; provided that in the case of either (i) or (ii), any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in (i) or (ii), as the case may be, (B) no shares were sold by the reporting person, and (C) in the case of (i), the shares received upon the exercise of the option or the settlement of the other equity-based award are subject to a lock-up agreement with the Initial Purchasers of the Offering; or

(j)

transfers or dispositions of shares of Ordinary Shares or such other securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined herein) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Ordinary Shares or other securities in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (k) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this agreement.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Initial Purchaser pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of the Company (or the surviving entity); provided that, for the avoidance of doubt, the Offering shall not constitute a Change of Control.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended, of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Initial Purchasers have not provided any recommendation or investment advice nor have the Initial Purchasers solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Initial Purchasers may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Initial Purchasers are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Initial Purchaser is making such a recommendation. The undersigned further acknowledges and agrees that none of the Initial Purchasers has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Issuer, the Guarantors and the Initial Purchasers.

This agreement shall automatically terminate and the undersigned shall be automatically released from all obligations under this agreement upon the earliest to occur, if any, of (a) the date the Company advises Morgan Stanley, or Morgan Stanley advises the Company, in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the Offering, (b) the date of the termination of the Purchase Agreement (without regard to any provisions thereof that survive termination) if prior to the sale of any Securities pursuant to the Purchase Agreement, or (c) September 30, 2023, if, and only if, the Purchase Agreement has not been executed by such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be executed and delivered by facsimile, by email in portable document format (.pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., DocuSign) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Very truly yours,

(Name)

(Address)

EXHIBIT C-1

FORM OF OPINION OF ROPES & GRAY LLP

[Attached]

EXHIBIT C-2

FORM OF DISCLOSURE LETTER OF

ROPES & GRAY LLP

[Attached]

EXHIBIT D

FORM OF OPINION OF MAPLES AND CALDER (CAYMAN) LLP

[Attached]

EXHIBIT E

FORM OF OPINION OF ARTHUR COX LLP

[Attached]

EXHIBIT F

FORM OF OPINION OF KATHERINE E. SCHUELKE

[Attached]